Exhibit 3

                      TRANSACTION IN SHARES OF THE COMPANY

                  The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on
Schedule 13D, whichever is less. All transactions involved sales of Shares on the New York Stock Exchange, except as otherwise indicated.

            Reporting Person                                                                 Price Per Share
              With Direct                                                                 (Excluding Commission)
               Beneficial                       Date of                Number of          ----------------------
               Ownership                      Transaction               Shares
               ---------                      -----------               ------

Greentree Partners, L.P.                       07/02/02                 (5,300)                    7.00

----------------------------------------------------------------------------------------------------------------


On June 3, 2002, Greenway transferred 86,200 Shares to the account of a limited partner managed by Greenbelt.















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